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                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Emerging Tigers Fund, Inc.

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-2741 of our report dated January 9, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

Deloitte & Touche LLP
Pricenton, New Jersey
March 24, 1997